Exhibit 99.1
                                  TIFFANY & CO.
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                Contacts:
New York, N.Y. 10022                                      ---------
                                                          James N. Fernandez
                                                          (212)230-5315
                                                          Mark L. Aaron
                                                          (212)230-5301

                      TIFFANY'S HOLIDAY SALES INCREASE 15%
                      ------------------------------------


New York, N.Y., January 10, 2007 - Tiffany & Co. (NYSE: TIF) today reported geographically broad-based sales growth in its holiday period from November 1 - December 31, 2006.

Net sales increased 15% to $818,087,000, due to strong growth in the U.S. and most international markets. On a constant-exchange-rate basis which excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see attached "Non-GAAP Measures" schedule), net sales rose 14% and worldwide comparable store sales increased 7%. These results are based on unaudited sales.

Sales by channel of distribution were as follows:

     o U.S. Retail sales increased 12% to $432,430,000. Comparable store sales rose 8%, due to sales growth of 15% in Tiffany's New York flagship store and 7% in comparable branch stores, resulting from increases both in the number of transactions and in the average amount spent per transaction. Five new U.S. stores opened in 2006 also meaningfully contributed to sales growth.

     o International Retail sales increased 18% to $283,549,000. On a constant-exchange-rate basis, sales rose 14% and comparable store sales rose 6%. Strong sales growth was achieved in most international markets, which more than offset a comparable store sales decline in Japan. Detailed sales results by geographical region are noted on the attached "Non-GAAP Measures" schedule.

     o Direct Marketing sales rose 10% to $69,738,000, due to increases in both the number of orders and in the amounts spent per order.

     o Other sales rose 51% to $32,370,000. The increase was largely due to increased wholesale sales of diamonds, as well as increased specialty retail sales in IRIDESSE and LITTLE SWITZERLAND stores.

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Michael  J.  Kowalski,  chairman  and  chief  executive  officer,  said  "We are delighted to report such strong overall sales growth for the holiday season which exceeded our expectations. We saw healthy sales increases in many product categories ranging from diamonds to silver jewelry. Based on these results and no meaningful change in sales or margin trends in the rest of the fiscal year ending January 31st, our full year expectation calls for 11-12% growth in earnings before income taxes and net earnings in a range of $1.82 - $1.85 per diluted share."

Mr. Kowalski added, "Based on the success of new stores and numerous opportunities, our plans for 2007 include accelerating the pace of TIFFANY & CO. store openings to 5-7 in the U.S. and 10 internationally. We will also introduce a wide range of new products. We are still engaged in our financial planning, but our preliminary expectation for 2007 calls for low-double-digit net sales growth and approximately 13-15% growth in earnings per diluted share. We will elaborate further when we report our full year 2006 results."

Today's Conference Call
-----------------------
The Company will host a conference call today at 8:30 a.m. (EST) to review these results and its outlook. Investors may listen to the call at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and www.streetevents.com.

Next Scheduled Announcement
---------------------------
The Company intends to report its fourth quarter and full year results on March 26, 2007 with a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive future notifications of conference calls and news release alerts, please register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. Other operations include consolidated results from ventures operated under trademarks or tradenames other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings, gross margins, expenses and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2005 Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
                                     # # #



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                         TIFFANY & CO. AND SUBSIDIARIES
                                   (Unaudited)

NON-GAAP MEASURES
-----------------
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors the sales performance of its international stores and boutiques on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars ("constant-exchange-rate basis"). Management believes this constant-exchange-rate measure is a more representative assessment of the sales performance of its international stores and boutiques and provides better comparability between reporting periods.

The Company's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

The following tables reconcile sales percentage increases (decreases), versus the prior year, from the GAAP to the non-GAAP basis:


                                                 Two Months Ended
                                                 December 31, 2006
                         ------------------------------------------------------------------

                                                                             Constant-
                                GAAP                Translation           Exchange-Rate
                               Reported               Effect                  Basis
                         ------------------------------------------------------------------
Net Sales:
---------
Worldwide                        15%                    1%                    14%
U.S. Retail                      12%                     -                    12%

International
 Retail                          18%                    4%                    14%
Japan Retail                      1%                    1%                     -

Other Asia-
 Pacific                         29%                    4%                    25%
Europe                           37%                   13%                    24%


Comparable Store Sales:
----------------------
Worldwide                         9%                    2%                     7%
U.S. Retail                       8%                     -                     8%

International
 Retail                          10%                    4%                     6%
Japan Retail                     (4%)                    -                    (4%)

Other Asia-
 Pacific                         28%                    5%                    23%
Europe                           32%                   13%                    19%



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